Exhibit 10.14

This is a translation of the original text in Chinese

Business Operation Agreement

The Business Operation Agreement (hereinafter referred to as the “Agreement”) is concluded and signed by and among the following parties (each hereinafter referred to as a “Party” and collectively, the “Parties”) on June 14, 2013:

Party A: Beijing Kingsoft Internet Security Software Co., Ltd.

Registered Address: East Area, Floor 2, No.33 Xiaoying West Road, Haidian District, Beijing

Legal Representative: Jun LEI

Party B: Beijing Antutu Technology Co., Ltd. (the “Company”)

Registered Address: Room A-0049, Floor 2, Building 3, No. 30 Shixing Street, Shijingshan District, Beijing

Legal Representative: Jun LEI

Party C:

Ming XU (ID Card No.: ***)

Wei LIU (ID Card No.: ***)

Whereas:

1.	Party A and Party B have established business relations by signing the agreements such as the Exclusive Technology Development, Support and Consultancy Agreement; and Party B shall make various payments to Party A in accordance with such agreements. Therefore, Party B’s daily business operation will have material effect on its capability of making the corresponding payments to Party A; and

2.	Ming XU and Wei LIU (Party C) are Party B’s shareholders (hereinafter referred to as the “Founding Shareholders”), of which Ming XU holds 50% of the shares and Wei LIU holds the other 50%.

NOW THEREFORE, through friendly consultations and in line with the principle of equality and mutual benefit, the Parties have reached the following agreement to be abided by:

1.	Non-action Obligations

To ensure that Party B may perform various agreements concluded and signed with Party A and various obligations undertaken to Party A, the Founding Shareholders hereby confirm, agree and jointly guarantee that, without prior written consent of Party A or any other party designated by Party A, Party B will not conduct any transaction which may materially or adversely affect the assets, business, personnel, obligations, rights or operation of the Company, including without limitation:

1.1	Conduct any activity beyond normal business scope of the Company;

1.2	Borrow money from any third party or assume any liability;

1.3	Replace or remove any director of the Company or replace any senior executive of the Company;

1.4	Sell assets or rights to or acquire assets or rights from any third party, including without limitation any intellectual property;

1.5	Provide any third party with security by its assets or intellectual properties or any other form of security or impose any other encumbrance on the assets of the Company;

1.6	Amend the articles of association of the Company or change the business scope of the Company;

1.7	Increase the number of shareholders by shares transfer, capital increase or any other means;

1.8	Change normal business process of the Company or modify any material internal regulations and policies of the Company; and

1.9	Assign the rights and obligations hereunder to any third party.

2.	Operation Management and Personnel Arrangement

2.1	Party B and the Founding Shareholders hereby agree to accept suggestions given by Party A from time to time with respect to recruitment and dismissal of employees, daily operation management and financial management systems of the Company, and to strictly implement the same.

2.2	Party B and the Founding Shareholders hereby agree that, the Founding Shareholders shall elect the persons designated by Party A to serve as all directors of Party B in accordance with the procedures stipulated by laws, regulations as well as the articles of association of the Company, elect the chairman from such directors as designated by Party A, and appoint the persons designated by Party A to serve as Party B’s general manager, chief financial officer and other senior executives.

2.3	If the above-mentioned directors or senior executives designated by Party A leave Party A, regardless of voluntary resignation or dismissal by Party A, they will lose the qualification of taking any position in Party B. Under such circumstances, the Founding Shareholders shall elect other persons separately designated by Party A to take such positions.

2.4	For the purpose of Clause 2.3 hereof, the Founding Shareholders will, in accordance with the provisions of the laws, regulations, the articles of association of the Company and the Agreement, take all necessary internal and external procedures to complete the aforesaid dismissal and appointment procedures.

2.5	The Founding Shareholders hereby agree that, at the same time of signing the Agreement, they will sign an irrevocable power of attorney with respect to voting by proxy. In accordance with such power of attorney, the Founding Shareholders will irrevocably authorize the persons designated by Party A to exercise their shareholders’ rights and all voting rights of the shareholders enjoyed by the Founding Shareholders at Party B’s shareholders’ meetings. The Founding Shareholders further agree to replace the persons authorized by the aforesaid power of attorney in accordance with Party A’s requirements from time to time.

3.	Other Provisions

3.1	If any agreement between Party A and Party B terminates or expires, Party A shall be entitled to determine whether to terminate all agreements between Party A and Party B, including without limitation the Exclusive Technology Development, Support and Consultancy Agreement, etc. For the avoidance of doubt, without prior written consent of Party A, Party B and the Founding Shareholders may not early terminate any agreement.

3.2	In view of that Party A and Party B have established business relations by signing the agreements such as the Exclusive Technology Development, Support and Consultancy Agreement and Party B’s daily business operation will have material effect on its capability of making the corresponding payments to Party A, the Founding Shareholders agree that any bonus, dividend distribution or any other revenue or interests (irrespective of the concrete forms) receiving by them from Party B as Party B’s shareholders shall, at the time of realization, be immediately paid or transferred to Party A unconditionally and without any consideration.

4.	Entire Agreement and Amendments to the Agreement

4.1	The Agreement and all other agreements and/or documents referred to or expressly included in the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior oral or written agreements, contracts, understanding and communications among the Parties with respect to the subject matter hereof.

4.2	Any amendment to the Agreement may not become effective unless and until it is made in writing and signed by the Parties. The amendments and supplements to the Agreement duly signed by the Parties are an integral part of the Agreement, which shall have the equal legal effect to the Agreement.

5.	Governing Law

The execution, validity, performance and interpretation of the Agreement as well as the dispute resolution hereunder shall be governed by and construed in accordance with the laws of the People’s Republic of China.

6.	Dispute Resolution

6.1	Any dispute arising from the interpretation and performance of the provisions hereunder shall be resolved by the Parties through consultations in good faith. In case that no agreement can be reached, any Party can submit the relevant disputes to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration place shall be Beijing; the language of arbitration shall be Chinese. The arbitral award is final and binding upon the Parties.

6.2	Apart from the issues in dispute, the Parties shall continue to perform their respective obligations in good faith and in accordance with the Agreement.

7.	Notice

Any notice by the Parties to exercise the rights or to perform the obligations hereunder shall be given in writing and sent to the following addresses of the Parties by personal delivery, registered mail, prepaid post, recognized express delivery service or fax:

Party A: Beijing Kingsoft Internet Security Software Co., Ltd.

Address: Floor 12, Fosun International Building, No.237, Chaoyang North Road, Chaoyang District, Beijing

Fax: 010-62927779-6702

Telephone: 010-62927779

Addressee: FU Sheng

Party B: Beijing Antutu Technology Co., Ltd.

Address: Floor 12, Fosun International Building, No.237, Chaoyang North Road, Chaoyang District, Beijing

Fax:

Telephone:

Addressee: Jun LEI

Party C:

Ming XU

Address: Floor 12, Fosun International Building, No.237, Chaoyang North Road, Chaoyang District, Beijing

Fax: 010-62927779

Telephone: 010-62927779

Addressee: Ming XU

Wei LIU

Address: No. 2022401, Talents Service Center, No. 29 Suzhou Street, Haidian District, Beijing

Fax: 010-62927779

Telephone: 010-62927779

Addressee: Wei LIU

8.	Effectiveness, Term of the Agreement and Miscellaneous

8.1	Party A’s written consent, suggestion, designation and any other decision which may have material effect on Party B’s daily operation hereunder shall be made by Party A’s board of directors.

8.2	The Agreement shall be signed and effective upon the date first above written. Unless early terminated by Party A, the valid term of the Agreement shall be 10 years. Before expiry of the Agreement, if Party A requests, the Parties shall extend the valid term of the Agreement accordingly and continue to perform the Agreement or separately conclude and sign another business operation agreement as requested by Party A.

8.3	Within the valid term of the Agreement, Party B and the Founding Shareholders may not terminate the Agreement before the date of expiration. Party A shall be entitled to terminate the Agreement at any time by giving written notices to Party B and the Founding Shareholders, and Party A shall not assume or be required by Party B and the Founding Shareholders to assume any liability for damages to Party B and the Founding Shareholders.

8.4	If any clause or provision of the Agreement becomes illegal or unenforceable due to the applicable laws, such clause or provision shall be deemed to be deleted from the Agreement and lose effectiveness. However, the remaining clauses or provisions shall be still valid and it shall be deemed that the Agreement does not contain the deleted clause or provision from the very beginning. The Parties shall consult with each other to replace the deleted clause or provision with a legal and valid clause or provision acceptable to the Parties.

8.5	The failure of any Party to exercise any right, power or privilege hereunder shall not constitute a waiver of such right, power or privilege. The single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

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[Signature Page]

IN WITNESS WHEREOF, the Parties hereby sign the Agreement on the date and at the location first written above.

Party A: Beijing Kingsoft Internet Security Software Co., Ltd.

(Stamp)

Signature: /s/ Common Seal of Beijing Kingsoft Internet Security Software Co., Ltd.

Name: Jun LEI

Title: Legal Representative

Party B: Beijing Antutu Technology Co., Ltd.

(Stamp)

Signature: /s/ Common Seal of Beijing Antutu Technology Co., Ltd.

Name: Jun LEI

Title: Legal Representative

Party C:

Ming XU

Signature: /s/ Ming XU

Wei LIU

Signature: /s/ Wei LIU